                                                                   EXHIBIT 10.47

                           Prudential Capital Group
                            Four Embarcadero Center
                                  Suite 2700
                        San Francisco, California 94111


                                                 October 31, 1997

Corinthian Colleges, Inc.
6 Hutton Centre Drive
Suite 400
Santa Ana, California 92707

              Re: Default Waiver and Third Amendment under Agreement; First Amendment to Warrants
                   -----------------------------------------------------

Ladies and Gentlemen:

       Reference is made to the Note Purchase and Revolving Credit Agreement
(as heretofore amended, the "Agreement"), dated as of October 17, 1996, between Corinthian Colleges, Inc. (the "Company"), and The Prudential Insurance Company of America ("Prudential"), pursuant to which (i) the Company issued and sold, and Prudential purchased, the Company's 10.27% Senior Secured Notes due October 17, 2003 in the original principal amount of $22,500,000, and (ii) Prudential agreed to lend to the Company from time to time sums evidenced by the Company's Senior Secured Revolving Note in the principal face amount of $5,000,000. Unless otherwise defined herein, capitalized terms used herein which are defined in the Agreement shall have the meanings as given in the Agreement.

       Certain Defaults or Events of Default exist under the Agreement which are more particularly described in Attachment A hereto (the Defaults and Events of Default described in Attachment A hereto being herein called the "Specified Defaults'). Further, the Company has advised Prudential that it will not be able to repay the Revolving Loans so as to reduce the amount of the Revolving Loans to the level which the Revolving Commitment is scheduled to be reduced to on October 17, 1997 or to make the required repayment of the principal of the Term Notes scheduled for October 17, 1997, that it is desirous of extending the amortization schedule for the Term Notes and the term of the commitment for the Revolving Loans as presently in effect and that it does not expect to be able to comply with certain of the negative covenants in the Agreement in the future as those covenants are presently in effect. Accordingly, the Company has requested that Prudential waive the Specified Defaults and agree to certain amendments to the Agreement as set forth below. Subject to the satisfaction of the conditions set forth in Section 4 below and to the Company's agreement to the amendments to the Agreement, the Term Notes and the Warrants set forth below, Prudential is willing to waive the Specified Defaults and agree to the amendments requested by the Company.

       Accordingly, pursuant to paragraph 11C of the Agreement, and subject to and effective only upon the satisfaction of the conditions set forth in Section 4 below on or before November 30, 1997, Prudential and the Company agree as follows:

      1. WAIVER. Prudential hereby waives each of the Specified Defaults through the Effective Date (as hereinafter defined). Once effective, such waiver is intended to be effective as of and retroactive to June 30, 1997 and, in the case of the Specified Default relating to paragraph 6B of the Agreement, March 31, 1997.

       2.    AMENDMENTS TO AGREEMENT AND TERM NOTES.

       Prudential and the Company agree that the Agreement and the Term Notes be amended as follows:

       (a) Paragraph 1A of the Agreement is amended (i) by changing the "October 17, 2003" maturity date in the first sentence thereof to "October 17, 2004", and (ii) by changing the "10.27%" in the first sentence thereof to "11.02%".

       (b) The outstanding Term Notes are amended (i) by changing the interest rate thereon of "10.27%" in the title thereof and in the first paragraph thereof to "11.02%", (ii) by changing the interest rate thereon of "12.27%" in clause (i) of the first paragraph thereof to "13.02%", and (iii) by changing the stated maturity date of October 17,2003 thereof in the title thereof and in the first paragraph thereof to October 17, 2004, and Exhibit A-1 to the Agreement is replaced by Exhibit A-1 to this letter agreement.

       (c) Paragraph 2B(1) of the Agreement is amended (i) by changing the words "until the third anniversary of the date of this Agreement" in clause (ii) in the first sentence thereof to "until October 17, 2000", and (iii) by changing the words "until the first anniversary of the date of this Agreement" in the first sentence thereof to "until October 17, 1998".

       (d) Schedule 4A to the Agreement is replaced by Schedule 4A to this letter agreement.

       (e)   Paragraph 5A of the Agreement is amended by redesignating clause
(xii) thereof as clause (xiv), and by adding the following new clauses (xii) and (xiii) thereto:

             "(xii) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, a report on the status of the direct student loan program including loan balances outstanding, loan volumes originated in the most recent reporting period, delinquencies, and default rates expressed as a percentage of loans made and as a percentage of dollars loaned for each school at which such loans are made;

             (xiii) within 90 days of the end of each fiscal year, a report on the status of the direct student loan program prepared on an annual basis including loan balances outstanding, loan volumes originated in the most recent fiscal year, delinquencies, and default rates expressed as a percentage of loans made and as a percentage of dollars loaned for each school at which such loans are made; and"

       (f) Paragraph 5 of the Agreement is amended by adding the following new paragraphs 5O, 5P and 5Q thereto:

             "5O. Discussions with Third Party Student Loan Provider. The Company shall cause any third party providing or administrating any student loans on behalf of the Company (a "Loan Provider") to (i) discuss with any representative designated by any Significant Holder loan balances, loan volumes, delinquencies and default rates of all student loans provided or administered by such Loan Provider on behalf of the Company and (ii) permit any such representative to examine the records relating to such student loans held by the Loan Provider and make copies thereof or extracts therefrom. The presentation of an executed copy of this Agreement by any representative of any Significant Holder shall constitute the Company's permission to the Loan Provider to comply with the provisions of this Section 5O.

             5P. Restrictions on Direct Student Loans. At any time (i) after the aggregate outstanding loan balance of the direct student loans provided by the Company exceeds $14,000,000 or (ii) after more than 20% of the aggregate number of direct student loans provided by the Company shall be in default, the Required Holders may require the Company to cease providing direct student loans and to retain a Loan Provider to provide student loans.

             5Q. Review of Direct Student Loan Program. The Required Holders may:

                  (i) at any time prior to December 31, 1997, require the Company to engage an independent third-party selected by such holders to review the policies and procedures governing the Company's direct student lending program and to make recommendations to the Company with respect thereto; and

                  (ii) at any time after (a) December 31, 1998 or (b) such earlier date as the aggregate outstanding loan balance of the direct student loans provided by the Company shall equal or exceed $14,000,000, require the Company to allow an independent third-party selected by such holders to review and audit the loan balances, loan volumes, delinquencies and default rates of all students loans provided by the Company as of the end of the Company's prior fiscal.

             The reasonable fees and expenses of any third-party conducting a review pursuant to this Paragraph 5Q shall be paid by the Company. The Required Holders will not exercise any of their rights under clause (i) or (ii) of this paragraph 5Q unless they shall have first given notice of the desire to exercise such rights to the Company and, within 30 days after such notice has been given, the holders of the Series 2 Class A Preferred and Series 3 Class A Preferred shall not have exercised their rights to require the Company to conduct the requested review or review and audit. The Company will promptly provide the holders of the Notes with the results of any review or audit of the Company's direct student lending program or the loan balances, loan volumes, delinquencies or default rates of the student loans provided by the Company as a result of a request by the holders of the Series 2 or Series 3 Class A Preferred."

                   (g)   Paragraphs 6A(1), 6A(2), 6A(3), 6A(4), 6A(5),
             6A(6) and 6A(7) of the Agreement are amended and restated in their entirety to read as follows:

             "6A(1).     Quick Ratio. The ratio (expressed as a percentage) of
             Consolidated Quick Assets to Consolidated current liabilities to be less than (i) 60% at any time from the Closing Day through March 31, 2000; (ii) 85% at any time from April 1, 2000 through September 30, 2000; and (iii) 100% at any time after September 30, 2000;

             6A(2). Maximum Ratio of Senior Debt to Cash Flow. The ratio (expressed as a percentage) of Consolidated Senior Debt as at the end of any fiscal quarter to Consolidated Cash Flow (a) for the two fiscal quarter period ending December 31, 1997 to exceed 1,050%,
             (B) for the three fiscal quarter period ending March 31, 1998, 465%, or (C) for the four fiscal quarter period ended at the end of each fiscal quarter ending after March 31, 1998 to exceed (i) 350% from April 1, 1998 through September 30, 1998; (ii) 250% from October 1, 1998 through March 31, 1999; (iii) 200% from April 1, 1999 through June 30, 1999; (iv) 175% from July 1, 1999 through September 30, 1999; and (v) 150% after September 30, 1999.

             6A(3). Maximum Ratio of Senior Debt to Capitalization. The ratio (expressed as a percentage) of Consolidated Senior Debt to Consolidated Capitalization to exceed (i) 85% at any time from the Closing Day through June 30, 1998; (ii) 75% at any time from July 1, 1998 through September 30, 1998; (iii) 70% at any time from October 1, 1998 through March 31, 1999, (iv) 65% at any time from April 1, 1999 through September 30, 1999, (v) 55% at any time from October 1, 1999 through March 31, 2000, (vi) 50% at any time from April 1, 2000 through September 30, 2000, and (vii) 45% at all times after September 30, 2000;

             6A(4). Minimum Ratio of Cash Flow and Operating Lease Payments to Fixed Charges. The ratio (expressed as a percentage) of (i) the sum of Consolidated Cash Flow and Consolidated Operating Lease Payments to (ii) Consolidated Fixed Charges, in each case for (A) the two fiscal quarter period ending December 31, 1997 to be less than 100%, (B) the three fiscal quarter period ending March 31, 1998 to be less than 125% or (C) the four fiscal quarter period ending at the end of any fiscal quarter ending after March 31, 1998 to be less than (a) 125% through June 30, 1999, (b) 130% from July 1, 1999 through September 30, 2000, (c) 150% from October 1, 2000 through December 31, 2000, and (d) 175% at any time after December 31, 2000;

             6A(5).      Minimum Ratio of EBIT and Operating Lease Payments to
             Interest Expense and Operating Lease Payments. The ratio (expressed as a percentage) of (i) the sum of Consolidated EBIT and Consolidated Operating Lease Payments to (ii) Consolidated Interest Expense and Consolidated Operating Lease Payments, in each case for
             (A) the two fiscal quarter period ending December 31, 1997 to be less than 85%, (B) the three fiscal quarter period ending March 31, 1998 to be less than 105%, or (C) the four fiscal quarter period ending at the end of any fiscal quarter ending after March 31, 1998 to be less than (a) 105% through June 30, 1998; (b) 125% from July 1, 1998 through September 30, 1998; (c) 140% from October 13 1998 through June 30, 1999; (d) 155% from July 1, 1999 through March
             31, 2000 and (e) 175% after March 31, 2000;

             6A(6).      Minimum Consolidated Cash Flow. Consolidated Cash Flow
             From Operations for the fiscal year set forth below to be less than the amount set forth in the table opposite such fiscal year:

                      Fiscal Year             Minimum Consolidated
                      Ending June 30          Cash Flow From Operations
                      --------------          -------------------------

                      1998                      ($1,000,000)
                      1999                      $4,500,000
                      2000                      $8,500,000
                      2001                      $14,500,000
                      2002 and                  $16,500,000
                      each fiscal
                      year thereafter

             6A(7). Maximum Ratio of Debt to Capitalization. The ratio (expressed as a percentage) of Consolidated Debt to Consolidated Capitalization to exceed (i) 100% at any time from October 1, 1997 through December 31, 1997; (ii) 95% at any time from January 1, 1998 through March 31, 1998; (iii) 90% at any time from April 1, 1998 through December 31, 1998; (iv) 80% at any time from January 1, 1999 through June 30, 1999; (v) 75% at any time from July 1, 1999 through December 31, 1999; (vi) 60% at any time from January 1, 2000 through September 30, 2000, and (vii) 55% at any time after September 30, 2000."

         (h) Paragraphs 6B of the Agreement is amended and restated in its entirety to read as follows:

             "6B. Restricted Payments. The Company covenants that it shall not, and shall not permit any Subsidiary to, make, pay or declare, or commit to make, pay or declare, any Restricted Payment, other than:

                  (i) dividends paid in cash by the Company on the Series 1 Class A Preferred, provided that no proceeds of any Revolving Loan are used to make any such payment, the dividend rate on the Class A Series 1 Preferred shall not exceed 6% (or, to the extent shares of Class A Preferred have not been optionally redeemed by the Company on or prior to June 30, 2002, 12%) and no such dividends are paid or declared prior to October
                  18, 1998;

                  (ii) dividends paid in cash by the Company on the Series 2 Class A Preferred and the Series 3 Class A Preferred, provided that no proceeds of any Revolving Loan are used to make any such payment, the dividend rate on the Series 2 Class A Preferred and the Series 3 Class A Preferred shall not exceed 8% and no such dividends are paid or declared prior to October 18, 1998;


                  (iii) interest paid in cash by the Company on the Subordinated Debt, provided that no proceeds of any Revolving Loan are used to make any such payment, the interest rate on the Subordinated Debt shall not exceed 12% and, except for a semi-annual payment of interest accrued after March 31, 1998 paid on or after September 31, 1998, no such interest shall be paid prior to October 18, 1998;

                  (iv) principal payments made by the Company on the Subordinated Debt in accordance with Schedule 6B;

                  (v) redemption of the Series 1 Class A Preferred at the option of the Company on or after June 30, 2002;

                  (vi) redemption of the Series 2 Class A Preferred or the Series 3 Class A Preferred at the option of the holders thereof on or after June 30, 2002, provided that the aggregate amount paid by the Company with respect to the optional redemption of Series 2 Class A Preferred or Series 3 Class A Preferred on or prior to October 17, 2004 (excluding accrued and unpaid dividends) shall not exceed $4,000,000;

                  (vii) mandatory redemption of the Series 1 Class A Preferred if the Company completes an equity offering after the Closing Day that (a) yields net proceeds to the Company in excess of $20,000,000 and (b) values the equity on a fully diluted basis (based on the offering price) held by BOCP, Primus, Senior Management and Prudential, as a group, at an amount no less than $35,000,000;

                  (viii) Restricted Payments made by any Subsidiary to the Company; and

                  (ix) purchases or other acquisitions of shares of Common Stock from a former employee of the Company or a Subsidiary in connection with the termination of the employment of such employee with the Company or any Subsidiary;

             provided, however, that the Restricted Payments described in (i) through (ix) above shall not be declared, ordered, paid or made, or committed for, nor shall any sum or Property be set aside for any Restricted Payment, unless at the time thereof and immediately after giving effect thereto (i) no Default or Event of Default is in existence and (ii) the sum of all Restricted Payments made after September 30, 1997 does not exceed an amount equal to the sum of
             (a) 30% (or, in the case of a loss or deficit, minus 100%) of Consolidated Net Income for each fiscal quarter ending after September 30, 1997 and prior to the date of such proposed Restricted Payment and (b) all interest paid on the Subordinated Debt after September 30, 1997 and prior to the date of such proposed Restricted Payment (but including the proposed Restricted Payment if it is an interest payment on the Subordinated Debt). The Restricted Payment described in clause (vii), above, may be paid notwithstanding clause (ii) of the foregoing proviso so long as (1) at the time such Restricted Payment is made and immediately after giving effect thereto no Default or Event of Default exists, and
             (2) prior to the time such Restricted Payment is made a portion of the proceeds from the equity offering described in such clause
             (vii) is used to prepay, pursuant to paragraph 4B(1) of this Agreement, the entire required principal prepayments of the Term Notes due on October 17, 1998 and October 17, 1999 under paragraph 4A of this Agreement, and all accrued and unpaid interest thereon, and, pursuant to paragraph 2B(2) of this Agreement, the entire outstanding principal amount of the Revolving Notes, and all accrued and unpaid interest thereon."

                   (i)   Schedule 6B to the Agreement is replaced by
             Schedule 6B to this letter agreement.

                   (j) The definition of "Adjusted Commercial Paper Rate" in Paragraph l0B of the Agreement is amended by changing "3.00%" to "3.50%".

                   (k) The definition of "Class A Preferred" is deleted from paragraph l0B of the Agreement and each reference in the Agreement to "Class A Preferred" is amended to read "Series 1 Class A Preferred."

                   (l) The definition of "LIBOR Rate" in paragraph 10B of the Agreement is amended by changing "3.00%" in the first sentence thereof to "3.50%".

                   (m) The following definitions are added to paragraph l0B of the Agreement:

             "Series 1 Class A Preferred" shall mean the Company's Class A Series 1 Preferred Stock of the par value of $1.00 per share.

             "Series 2 Class A Preferred" shall mean the Company's Class A Series 2 Preferred Stock of the par value of $1.00 per share.

             "Series 3 Class A Preferred" shall mean the Company's Class A Series 3 Preferred Stock of the par value of $1.00 per share.

         3. AMENDMENTS TO WARRANTS. Prudential and the Company agree that each of the Warrants is amended by (a) deleting the first sentence of Section 3A(3)(i) of each Warrants and (b) changing the "October 17, 2003" date in the clause (a) of the definition of "Expiration Date" in each Warrant to "October 17, 2004"..

         4. CONDITIONS TO EFFECTIVENESS. The effectiveness of the waivers and amendments herein is subject to satisfaction of the following conditions on or before November 30, 1997 (the date upon which such conditions are satisfied being called the "Effective Date"):

         (a) Prudential shall have received counterparts to this letter agreement executed by the Company.

         (b) Prudential shall have received an amended Term Note in the form of Exhibit A-1 hereto in the aggregate principal amount of $22,500,000, registered in the name of Prudential, dated the date as of which the last interest payment on the Term Notes has been made and duly executed and delivered by the Company, in replacement for a like principal amount of the existing Term Notes. Promptly after the Effective Date Prudential will mark the existing Term Notes "Replaced" and return them to the Company.

         (c) The Company's Restated Certificate of Incorporation shall have been amended and restated in a manner in form and substance satisfactory to Prudential, shall be in full force and effect under the laws of Delaware as of the Effective Date as so amended and shall not have been further amended or modified. Prudential shall have received evidence reasonably satisfactory to it that one or more of the Equity Sponsors have purchased shares of Series 2 Class A Preferred and Series 3 Class A Preferred Stock for a purchase price which provides net cash proceeds to the Company (before deducting the Company's expenses in connection with this letter agreement and the transactions contemplated hereby including the amendment fee referred to in Section 4(h) hereof) of at least $5,000,000 and on terms and conditions acceptable to Prudential, such shares of Series 2 Class A Preferred and Series 3 Class A Preferred shall have issued free of any preemptive rights, Prudential shall have received (i) written confirmation from such Equity Sponsors, in form and substance satisfactory to Prudential, that such shares of Series 2 Class A Preferred and Series 3 Class

A Preferred constitutes "Subordinated Securities" under the Subordination and Standstill Agreement (the "Subordination Agreement"), dated as of October 17, 1996, from the Equity Sponsors and Senior Management in favor of Prudential, which confirmation shall be in full force and effect as of the Effective Date, and (ii) an Officer's Certificate, dated the Effective Date, detailing the number of authorized and outstanding shares of Capital Stock, outstanding options to acquire or securities convertible into Capital Stock and shares of Capital Stock reserved for issuance, in form satisfactory to Prudential.

         (d) The Company shall have issued to Prudential a common stock purchase warrant (the "New Warrant"), exercisable for 2% of the common stock of the Company on a fully diluted basics (after giving effect to the issuance of the Series 2 Class A Preferred and Series 3 Class A Preferred contemplated by
Section 4(c) hereof), which warrant shall be in the form of Exhibit 2 hereto duly executed by the Company and delivered to Prudential.

         (e) The Subordinated Note and Warrant Purchase Agreement and the Subordinated Debt shall have been amended to waive all defaults thereunder, to change the covenants therein to be less restrictive than the covenants in the Note Agreement, after giving effect to the amendments to be made hereby, to defer all principal payments on and the maturity date of the Subordinated Debt by one year, to prevent a default for any failure to pay interest accrued on the Subordinated Debt through March 31, 1998 until no earlier than October 18, 1998, and to change the interest payment dates on the Subordinated Debt to semi-annual (March 31 and September 30) until after September 30, 1998 (the "Subordinated Note and Warrant Purchase Agreement Amendment"), the Subordinated Note and Warrant Agreement Amendment shall be satisfactory in form and substance to Prudential and such Amendment, and the amendments and waivers thereunder, shall be in full force and effect as of the Effective Date, and Prudential shall have received written confirmation from the holders of the Subordinated Debt that the Subordinated Debt, as amended by such Amendment, remains subject to the Subordination Agreement.

         (f) The Registration Agreement shall have been amended as set forth in Exhibit 4 hereto (the "Registration Agreement Amendment") and the Registration Agreement Amendment shall be in full force and effect as of the Effective Date.

         (g)   The representations and warranties of the Company contained in
Section 5 hereof shall be true on and as of the Effective Date after giving effect to the waivers, amendments and other transactions contemplated by this Agreement, and, after giving effect to such waivers, amendments and other transactions, there shall exist no Default or Event of Default; no material adverse change in the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries shall have occurred or, to the Company's best knowledge, be threatened since August 31,1997 (except that in
September   , 1997 the Company received notice that the access of three of the
Company's schools to Title IV loan funds had been terminated because of noncompliance with cohort default rate requirements, bringing the total number of the Company's schools as to which the Company has received notice that access to Title IV loan funds has been terminated to 6); and the Company shall have delivered to Prudential an Officer's Certificate, dated the Effective Date, to both such effects.

         (h) The Company shall have paid to the Prudential a $100,000 amendment fee.

         (i) Each of the Equity Sponsors shall have executed an acknowledgment (the "Equity Acknowledgment") that no adjustments to the conversion price of the Series 2 Class A Preferred or the Series 3 Class A Preferred shall be required in connection with the issuance of the New Warrant, the issuance of shares upon the exercise of the New Warrant or the consummation of the transactions contemplated hereby. The Equity Acknowledgment shall be in form and substance satisfactory to Prudential and shall be in full force and effect as of the Effective Date.

         (j) Each Equity Sponsor and each member of Senior Management shall have executed a waiver of such Person's rights to purchase the New Warrant or the shares of common stock issuable upon the exercise of the New Warrant, whether pursuant to the Rights Agreement or otherwise (the "Pre-Emptive Rights Waiver"). The Pre-Emptive Rights Waiver shall be in form and substance satisfactory to Prudential and shall be in full force and effects as of the Effective Date.

         (k) Prudential shall have received from O'Melveny & Myers, counsel for the Company, an opinion which shall be addressed to Prudential, dated the Effective Date and in form and substance satisfactory to Prudential.

         (1) The Company shall have paid the fees and expenses of Prudential's special counsel in connection with the transactions contemplated hereby.

         (m) Prudential shall have received a written confirmation and agreement from the Equity Sponsors and each member of Senior Management, in form and substance satisfactory to Prudential, confirming that the Subordination Agreement continues to apply to the Agreement and the Notes after giving effect to the waivers, amendments and transactions contemplated by this letter agreement and agreeing that, until such time as all principal of, interest on and Yield-Maintenance Amount, if any, with respect to Term Notes and the Revolving Note have been indefeasibly paid in full and the obligations of Prudential to make Revolving Loans has been terminated, other than with respect to mandatory redemption of the Series 1, Series 2 or Series 3 Class A Preferred permitted under clauses (vi) or (vii) of paragraph 6B of the Agreement, each will not exercise any right to require or demand the Company to redeem any Series 1 Class A Preferred, Series 2 Class A Preferred or Series 3 Class A Preferred or any right to require the Company to purchase any Capital Stock or Equity Sponsor Warrants, whether pursuant to the Amended Restated Certificate of Incorporation of the Company, the Rights Agreement, dated October 17, 1996, among the Company, Corinthian Schools, Inc., the Equity Sponsors and Senior Management, or otherwise, and such written confirmation and agreement shall be in full force and effect as of the Effective Date.

         (n) The transactions contemplated by this letter agreement shall not violate any applicable law or governmental regulation and shall not subject Prudential to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and Prudential shall have received such certificates or other evidence as may be requested to establish compliance with this condition.

         (o) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this letter agreement shall be reasonably satisfactory in form and substance to Prudential and its counsel, and Prudential shall have received all information and copies of all documents and papers, including records of corporate and governmental proceedings, which Prudential may reasonably have requested in connection therewith, such documents and papers when appropriate to be certified by proper corporate or governmental authorities.

         5. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as follows: (a) it has all necessary power and authority to execute and deliver this letter agreement and the instruments delivered to Prudential hereunder; (b) the execution, delivery and performance of this letter agreement and the instruments delivered to Prudential hereunder have been duly authorized by it; (c) this letter agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with the terms, and, on the Effective Date, the Agreement, as amended hereby, and the instruments delivered to Prudential hereunder shall have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms; (d) the approval, execution, delivery and performance of the terms of this letter amendment and the instruments delivered to Prudential hereunder and the consummation of the transactions contemplated hereby do not violate any contractual provision to which it is a party or by which it is or its properties are bound or any law applicable to it;
(e) all consents, notices, waivers and other actions by or of the Company or any other Person that are necessary in connection with the execution, delivery and performance by the Company of this letter agreement and the instruments delivered to Prudential hereunder and the consummation by the Company of the transactions contemplated hereby have been obtained or taken; (f) as of the Effective Date, and after giving effect to the transactions contemplated hereby, other than the Warrants, the New Warrant, the Equity Sponsor Warrants, the Series 2 Class A Preferred, the Series 3 Class A Preferred and the contingent warrants to be issued in connection with the sale of such Series 2 and Series 3 Class A Preferred, there are no other options for, rights to acquire, agreements to issue, or securities exercisable for or convertible into shares of the Company's Capital Stock; (g) the Company has duly authorized the issuance of the shares of the Class A Common Stock issuable under the New Warrant upon the exercise of the New Warrant, such shares of the Class A Common Stock have been reserved for issuance upon the exercise of the New Warrant and, upon such exercise and payment of the purchase price therefor pursuant to the New Warrant, such shares shall be duly authorized and issued, fully paid and non-assessable; and (h) after giving effect to the foregoing waivers and amendments and the transactions contemplated hereby no Default or Event of Default will be in existence.

         6.    MISCELLANEOUS.

         (a) Upon the Effective Date, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Agreement as amended hereby and each reference to the Agreement in the Notes shall mean and be a reference to the Agreement, as amended hereby.

         (b) This letter shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal law of the State of California.

         (c) Except as specifically amended above, the Agreement, the Notes and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not, except as expressly provided herein, operate as an amendment to any provision of the Agreement or any other Transaction Document nor a waiver of any right, power or remedy of any holder of a Note, nor constitute a waiver of, or consent to any departure from, any provision of the Agreement, any Note or any other Transaction Document. The waiver contained in
Section 1 hereof does not act as a waiver of any Default or Event of Default other than the Specified Defaults, and is a waiver of the Specified Defaults only with respect to periods on and dates prior to the Effective Date. The willingness of Prudential to agree to the waivers and amendments herein under the circumstances described herein shall not be taken as a commitment by or an indication of a standard for the willingness of Prudential to grant waivers or agree to amendments under the same or similar circumstances.

         (d) This letter agreement may be executed by one or more of the parties to this letter agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         7.    TERMINATION.

         This letter agreement shall terminate on December 1, 1997, and the waivers and the amendments herein shall not become effective, if the Effective Date has not occurred on or before November 30, 1997.

         Please acknowledge the foregoing and your agreement thereto by signing this letter agreement where indicated below.

                          [Signature Page to Follow]

                                                  Very truly yours,

                                                  THE PRUDENTIAL INSURANCE
                                                  COMPANY OF AMERICA


                                                  By:   /s/ Jeffrey L. Dickson
                                                        ------------------------
                                                  Title: Vice President
                                                         -----------------------

Accepted and Agreed to
as of the date written above:

CORINTHIAN COLLEGES, INC.


By:/s/ Frank J. McCord
   ------------------------------
Title: Vice President & Treasurer
       --------------------------

                                 Attachment A
                                 ------------

                              SPECIFIED DEFAULTS
                              ------------------

Paragraph 5A(iii).        At September 30,  1997

Paragraph 6A(1).          From September 30, 1997

Paragraph 6A(2).          June 30, 1997 through September 30, 1997

Paragraph 6A(3).          June 30, 1997 through September 30, 1997

Paragraph 6A(4).          June 30, 1997 through September 30, 1997

Paragraph 6A(5).          June 30, 1997 through September 30, 1997

Paragraph 6A(7).          June 30, 1997 through September 30, 1997

Paragraph 6B.             As a result of the payment of interest on the
                          Subordinated Debt due on March 31, 1997